Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of August 21, 2024, by and among Bitfarms Ltd., a corporation organized under the Business Corporations Act (Ontario) (“Parent”), and the undersigned holders (each, a “Holder” and collectively, the “Holders”) of shares of Class A common stock, par value $0.0001 per share, and/or Class V common stock, par value $0.0001 per share (collectively, “Company Common Stock”), of Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”).  The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), by and among Parent, Backbone Mining Solutions LLC, a Delaware limited liability company and a wholly owned, indirect subsidiary of Parent (“BMS”), HPC & AI Megacorp, Inc., a Delaware corporation and a wholly owned, direct subsidiary of BMS (“Merger Sub”), and the Company, Merger Sub will be merged with and into the Company with the Company surviving as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Holder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of Company Common Stock as indicated opposite such Holder’s name on Schedule I attached hereto (the “Existing Shares” and, together with any additional shares of Company Common Stock over which such Holder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date hereof by means of purchase, dividend or distribution, issuance upon the exercise of any warrants, options or other rights to acquire Company Common Stock or the conversion of any convertible securities, vesting of equity awards or otherwise (the “New Shares”), collectively, the “Shares”); and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING

Section 1.1          Voting.  Each Holder hereby irrevocably and unconditionally agrees that, from the date of this Agreement and until the Expiration Time (as defined in Article V), at any meeting (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”)) of the stockholders of the Company (the “Company Stockholders”), however called, or in connection with any written consent of the Company Stockholders, each Holder (in such capacity and not in any other capacity) will (i) appear at the Company Stockholders Meeting or otherwise cause all of the Shares owned by such Holder (whether beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record) to be counted as present for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares owned by such Holder (whether beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record):

(a)         in favor of the adoption of the Merger Agreement and the approval of any transactions contemplated by the Merger Agreement (including the Merger);

(b)        in favor of any other matters that would reasonably be expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including any proposal to adjourn or postpone such Company Stockholders Meeting to a later date if there are not sufficient votes to approve the Merger and the other transactions contemplated by the Merger Agreement;

(c)         against any Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement and transactions contemplated by the Merger Agreement (including the Merger); and

(d)        against any other action, agreement or transaction that would reasonably be expected to prevent, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

 (clauses (a) through (d) of this Section 1.1, the “Required Votes”).

Notwithstanding anything herein to the contrary in this Agreement, this Section 1.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), or give written consent (or cause written consent to be given) covering, any of the Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount of the Per Share Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Per Share Merger Consideration, extends the End Date or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect.  Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter other than the Required Votes in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

Section 1.2          Restrictions on Transfers.  Each Holder hereby agrees that, from the date hereof until the Expiration Time, it shall not, directly or indirectly, except in connection with the consummation of the Merger or the Exchanges, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation, rehypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise) (together, “Transfer”), any Shares owned by such Holder (whether beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record), (b) deposit any Shares owned by such Holder (whether beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record) into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, (c) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (a) or (b), or (d) take any action or agree to take any action that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Holder from satisfying, its obligations pursuant to this Agreement; provided, however, a Holder may: (x) Transfer Shares to one or more Affiliates or a trust established for the benefit of the Holder or any of its Affiliates who (i) is a party to an agreement with Parent with substantially identical terms as this Agreement or (ii) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such transfer; or (y) Transfer Shares with Parent’s prior written consent. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Holder as long as such Holder continues to be bound by this Agreement following any such transfer. Any Transfer or attempted Transfer of any Shares in violation of this Section 1.2 shall, to the fullest extent permissible under applicable Law, be null and void ab initio. If any involuntary Transfer of any Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3         Further Assurances.  From time to time, at Parent’s request and without further consideration, each Holder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE II
NO SOLICITATION; CAPACITY; CHANGES IN CAPITAL STOCK

Section 2.1       No Solicitation. Each Holder will (and it shall cause its Subsidiaries and controlled Affiliates and shall instruct and use its reasonable commercial efforts to cause its and their respective Representatives to), immediately cease and cause to be terminated any discussions or negotiations with any Person (other than Parent) conducted heretofore with respect to a Competing Proposal. Prior to the Expiration Time, no Holder shall (and it shall cause its Subsidiaries and controlled Affiliates and shall instruct and use its reasonable commercial efforts to cause its and their respective Representatives not to) directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any Competing Proposal, (b) participate in any negotiations regarding, or furnish to any Person (other than Parent, Merger Sub or any of their respective designees) any non-public information with respect to a Competing Proposal or (c) otherwise take any action that would violate Section 6.3 of the Merger Agreement if such Holder were deemed to be the Company for purposes of Section 6.3 of the Merger Agreement. Nothing in this Agreement shall prohibit any Holder or any of its Representatives from taking any action that the Company or its Representatives are permitted to take under Section 6.3 of the Merger Agreement.  For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but, for the avoidance of doubt, for purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any Holder.

Section 2.2          Capacity. Each Holder is entering into this Agreement solely in its capacity as the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shares and nothing herein is intended to or shall limit or affect any actions taken by such Holder or any of such Holder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by each Holder or such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

Section 2.3        Changes in Capital Stock.  In the event of any change in the Company’s capital stock by reason of any stock split, reverse stock split, subdivision, combination, recapitalization, reclassification, exchange of shares or the like, the terms “Shares” with respect to a Holder shall be deemed to refer to and include the Shares initially subject to this Agreement as well as all such additional shares of Company Common Stock acquired or received by such Holder in connection with any such transaction referred to above and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.  Each Holder hereby agrees to promptly notify Parent in writing of any acquisition of New Shares by such Holder (including notice of the number of any New Shares acquired) after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Holder on the date of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE HOLDERS; APPRAISAL RIGHTS

Section 3.1          Representations and Warranties.  Each Holder severally and not jointly represents and warrants to Parent as follows:

(a)        If applicable, such Holder is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization.

(b)         Such Holder has, and at all times during the term of this Agreement will continue to have, (i) sole record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of and good and valid title to the Shares and (ii) with respect to the Shares, full and exclusive power to vote, issue instructions with respect to the matters set forth in Article I and agree to all of the matters set forth in this Agreement.  The Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Holder as of the date hereof. Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating the Holder to Transfer or cause to be Transferred to any Person any of the Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(c)          Such Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by Creditors’ Rights), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(d)         The execution, delivery and performance by such Holder of this Agreement will not (i) if such Holder is an entity, violate any provision of such Holder’s Organizational Documents; (ii) violate any provision of any Law applicable to such Holder; (iii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates; (iv) with or without notice, lapse of time or both, conflict with, or result in a breach or default under or termination of, or create, modify or accelerate any obligations under, any agreement or instrument to which such Holder or any of its Affiliates is a party; or (v) require any authorization, consent or approval of, or filing with, any Governmental Entity or other Person (other than filings required to be made under the Exchange Act), except, in the case of the foregoing clause (ii), (iii), (iv) or (v), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations hereunder.

(e)         As of the date hereof, there is no Proceeding pending against, or threatened in writing against, such Holder that would prevent, materially delay, or materially impair the ability of such Holder with respect to, the performance by such Holder of its obligations under this Agreement.

(f)         Except for or as contemplated by this Agreement, such Holder has not (i) entered into any voting agreement, voting trust or similar agreement with respect to any Shares or other equity securities of the Company beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Holder, (ii) granted any proxy, consent or power of attorney with respect to any Shares, or (iii) entered into any agreement or undertaking that is inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(g)       Such Holder is a sophisticated investor and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Parent or the Company and based on such information as such Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Holder’s execution, delivery and performance of this Agreement.

Section 3.2          Waiver of Appraisal Rights.  Each Holder, on behalf of itself and its Affiliates, hereby (a) irrevocably and unconditionally waives and agrees not to exercise any appraisal rights (including pursuant to Section 262 of the DGCL) in respect of the Shares owned by such Holder (whether beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record) that may arise with respect to the Merger under the Merger Agreement, and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Parent’s Affiliates, the Company, the Company’s Subsidiaries or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Per Share Merger Consideration) or the consummation of the transactions contemplated hereby and thereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT

Section 4.1          Representations and Warranties of Parent.  Parent represents and warrants to each Holder as follows as of the date of this Agreement:

(a)          Parent is duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted.  Parent has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement.

(b)         This Agreement has been duly and validly executed and delivered by Parent. Assuming the due authorization, execution and delivery by the other parties of this Agreement, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to Creditors’ Rights.

(c)         To the knowledge of Parent, there is no Proceeding pending against, or threatened in writing against Parent that would prevent, materially delay or materially impair the consummation by Parent of the transactions contemplated by this Agreement, or otherwise materially impair its ability to perform its respective obligations hereunder.

ARTICLE V
TERMINATION; DISCLOSURE

Section 5.1          Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) the date of any modification or amendment to, or the waiver of any provision of, the Merger Agreement in a manner that reduces the amount of the Per Share Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Per Share Merger Consideration, extends the End Date or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect; and (d) the effectiveness of a written agreement executed by the parties to this Agreement to terminate this Agreement; (such earliest time, the “Expiration Time”). Upon the valid termination or expiration of this Agreement in accordance with this Section 5.1, no party shall have any further obligations or liabilities under this Agreement; provided that (i) this Section 5.1 and Article VII shall survive any termination of this Agreement and Section 3.2 shall survive the Expiration Time if it is triggered by the consummation of the Merger; (ii) if the Exchanges and the Merger are consummated, the provisions of Article VI hereof shall survive the Effective Time until performed in accordance with their terms; and (iii) nothing in this Section 5.1 shall relieve or otherwise limit any party of liability for any willful breach of this Agreement occurring prior to such termination or for fraud.

Section 5.2          Disclosure. Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement/Prospectus and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

ARTICLE VI
TAX MATTERS

Section 6.1          Pre-Closing Flow-Through Tax Returns.  Parent shall prepare, or cause to be prepared, each Tax Return relating to U.S. federal income taxes and any other Taxes determined on a flow-through basis (i.e., reported at the entity level but with respect to which items of income, gain, loss or deduction or other Tax attributes or Taxes are allocated to the direct or indirect beneficial owners of the entity) with respect to Company Holdco and its Subsidiaries relating to any Tax period (or portion of any Tax period) ending on or prior to the Closing Date (each such Tax Return, a “Pre-Closing Flow-Through Tax Return”) required to be filed after the Closing Date with respect to Company Holdco, and each material Pre-Closing Flow-Through Tax Return required to be filed after the Closing Date with respect to each of its Subsidiaries, in a manner consistent with past practice, except to the extent otherwise required by applicable Law, this Agreement or the Merger Agreement.  Not later than 10 days prior to the due date (including extensions) for filing any such Pre-Closing Flow-Through Tax Return, Parent shall deliver a draft of each such Pre-Closing Flow-Through Tax Return, together with any supporting documentation and workpapers reasonably requested by any Holder holding Company Holdco Units immediately prior to the Exchanges (the “Legacy Unitholder”) that may be necessary to understand such Pre-Closing Flow-Through Tax Return, to the Legacy Unitholder for its review and reasonable comment. Parent shall consider in good faith any reasonable comments timely received from the Legacy Unitholder prior to filing. Parent shall not, and shall cause its Subsidiaries (including, after the Effective Time, the Company and Company Holdco) not to, file or amend any Pre-Closing Flow-Through Tax Return with respect to Company Holdco or any of its Subsidiaries in a manner that would reasonably be expected to have a material and disproportionate adverse impact on the Legacy Unitholder (or its direct or indirect owners) without the prior written consent of the Legacy Unitholder (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent otherwise required by applicable Law, this Agreement or the Merger Agreement.

Section 6.2          Tax Contests. After the Closing, the Legacy Unitholder shall, at its sole cost, be entitled to participate in any audit, examination, contest, litigation or other Proceeding relating to Pre-Closing Flow-Through Tax Returns with respect to Company Holdco or any of its Subsidiaries that would reasonably be expected to have a material and disproportionate adverse impact on the Legacy Unitholder (or its direct or indirect owners), and none of Parent, the Company, Company Holdco or any of their Affiliates shall settle or compromise any such proceeding in a manner that is reasonably expected to have a material and disproportionate adverse impact on the Legacy Unitholder (or its direct or indirect owners) without the prior written consent of the Legacy Unitholder (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.3          Cooperation. After the Closing, the parties shall cooperate as and to the extent reasonably requested by any other party in connection with the filing of any Tax Returns described in Section 6.1 or any Proceeding with respect to the Taxes or Tax Returns of Company Holdco or any of its Subsidiaries described in Section 6.2. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 6.4          IRS Form W-9. At or prior to the Closing, the Legacy Unitholder will provide the Company with a valid IRS Form W-9.

ARTICLE VII
MISCELLANEOUS

Section 7.1          Expenses.  Except as otherwise provided in this Agreement, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated.

Section 7.2         Notices.  All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, to:

Bitfarms Ltd.
110 Yonge Street, Suite 1601
Toronto, Ontario, Canada M5C 1T4
Attention:  Ben Gagnon
Email: xxxxxx@xxxxxx.com

With a copy to (which does not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:  Christopher M. Barlow
Email: xxxxxx@xxxxxx.com

If to Holders, to the contact information set forth on such Holder’s signature page hereto.

With a copy to (which does not constitute notice):

Stronghold Digital Mining, Inc.
595 Madison Avenue, 28th Floor
New York, New York 10022
Attention:  General Counsel
Email: xxxxxx@xxxxxx.com

Section 7.3          Amendments; Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No failure or delay by the parties in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.  No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

Section 7.4          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any purported assignment in violation of this Section 7.4 shall be void.

Section 7.5          No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 7.6         Entire Agreement.  This Agreement (together any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 7.7          No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.8          Governing Law; Venue; Waiver of Jury Trial.

(a)          THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)        THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.8.

Section 7.9         Specific Performance.  The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties.  Prior to the termination of this Agreement pursuant to Section 5.1, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 7.9, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.  Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 7.9.  Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 7.10      Interpretation.  Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (b) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) all references to days mean calendar days unless otherwise provided; and (m) all references to time mean U.S. Eastern time.

Section 7.11       Counterparts.  This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 7.12         Severability.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.  Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

Section 7.13        Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise) or to a separate agreement entered into in connection with this Agreement, no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any party under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

Section 7.14        No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Holder.

Section 7.15       Holder Obligations Several and Not Joint.  The obligations of each Holder hereunder shall be several and not joint, and no Holder shall be liable for any breach of the terms of this Agreement by any other Holder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

BITFARMS LTD.

By:	/s/ Benjamin Gagnon
Name:	Benjamin Gagnon
Title:	Chief Executive Officer

Signature Page to Voting Agreement

Q POWER LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Authorized Person

Address for notices to Holder pursuant to Section 7.2:

595 Madison Avenue, 28th Floor
New York, New York 10022
Attention:  Gregory A. Beard
Email: xxxxxx@xxxxxx.com

and

xxxxxxxx
xxxxxxxx
Attention: William Spence

Signature Page to Voting Agreement

/s/ Gregory A. Beard
Gregory A. Beard

Address for notices to Holder pursuant to Section 7.2:

595 Madison Avenue, 28th Floor
New York, New York 10022
Attention:  Gregory A. Beard
Email: xxxxxx@xxxxxx.com

Signature Page to Voting Agreement

SCHEDULE I

Holder and Address	Shares of Class A Common Stock Outstanding	Shares of Class V Common Stock Outstanding	Shares of Common Stock Underlying Unexercised Warrants
Q Power, LLC	1,440	2,405,760	0
Gregory A. Beard	223,710	0	160,241

Schedule I-1